                                                                    Exhibit 10.3



                                 LOAN AGREEMENT


                                  DATED AS OF


                                 JULY 24, 1998


                                    BETWEEN


                          THE HUNTINGTON NATIONAL BANK

                                      AND

                     AIRONET WIRELESS COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

SECTION                                                                               PAGE #
         1        The Loan..........................................................      1
                  1.1      The Revolving Loan and Borrowing Base....................      1
                  1.2      Pending Defaults.........................................      1

         2        Eligibility.......................................................      1
                  2.1      Eligible Accounts........................................      1
                  2.2      Eligible Inventory.......................................      3

         3        Terms and Uses of Loan............................................      3
                  3.1      Fees.....................................................      3
                  3.2      Interest Rates/Performance Pricing/Terms of Payment......      3
                  3.3      Advances.................................................      3
                  3.4      Mandatory Prepayment or Reduction........................      3
                  3.5      Collateral Audits........................................      4
                  3.6      Use of Proceeds..........................................      4
                  3.7      Maturity of Loan.........................................      4
                  3.8      Renewal of Revolving Loan Commitment.....................      4
                  3.9      Maximum Charges..........................................      4

         4        Property..........................................................      4
                  4.1      Property Insurance.......................................      4
                  4.2      Books and Records........................................      4
                  4.3      Preservation and Disposition of Property.................      5

         5        Conditions Precedent..............................................      5
                  5.1      Conditions Precedent to Initial Advance..................      5
                           Conditions Precedent to Subsequent Advances..............      6

         6        Warranties and Representations....................................      6
                  6.1      Corporate Organization and Authority.....................      6
                  6.2      Borrowing is Legal and Authorized........................      6
                  6.3      Taxes....................................................      7
                  6.4      Capital Structure........................................      7
                  6.5      Compliance with Law......................................      7
                  6.6      Financial Statements; Full Disclosure....................      7
                  6.7      Litigation: Adverse Effects..............................      8
                  6.8      Solvency.................................................      8
                  6.9      Government Consent.......................................      8

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

                  6.10     Title to Properties......................................      8
                  6.11     No Defaults..............................................      9
                  6.12     Environmental Protection.................................      9
                  6.13     Regarding the Accounts and Inventory.....................     10
                  6.14     Margin Loan..............................................     10

         7        Borrower Business Covenants.......................................     10
                  7.1      Payment of Taxes and Claims..............................     10
                  7.2      Maintenance of Properties and Corporate Existence........     11
                  7.3      Restriction on Fundamental Changes; Conduct of Business..     11
                  7.4      Sale of Assets...........................................     11
                  7.5      Negative Pledge..........................................     12
                  7.6      Indebtedness.............................................     12
                  7.7      Contingent Obligation....................................     13
                  7.8      Investments..............................................     13
                  7.9      Management...............................................     14
                  7.10     Compensation of Officers and Affiliated Persons..........     14
                  7.11     Acquisition of Capital Stock.............................     14
                  7.12     Environmental Compliance and Indemnification.............     14
                  7.13     Maintenance of Accounts..................................     14

         8.       Financial Information and Reporting...............................     14

         9        Default...........................................................     15
                  9.1      Events of Default........................................     15
                  9.2      Default Remedies.........................................     16

         10       Miscellaneous.....................................................     16
                  10.1     Notices..................................................     16
                  10.2     Access to Accountants. Intentionally deleted.............     17
                  10.3     Reproduction of Documents................................     17
                  10.4     Costs and Expenses.......................................     17
                  10.5     Survival, Successors and Assigns.........................     18
                  10.6     Amendment and Waiver, Duplicate Originals................     18
                  10.7     Accounting Treatment and Fiscal Year.....................     18
                  10.8     Enforceability and Governing Law.........................     18
                  10.9     Confidentiality..........................................     19
                  10.10    Waiver of Right to Trial by Jury.........................     19
                  10.11    No Consequential Damages.................................     19
                  10.12    Indemnity................................................     20

         11       Definitions.......................................................     20
                  11.1     Uniform Commercial Code Terms............................     20

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
                  11.2     Accounting Terms.........................................     20
                  11.3     Other Definitional Provisions............................     20
                  11.4     Index of Definitions.....................................     21


Exhibits

         Exhibit A - Revolving Note
         Exhibit B - Capital Structure
         Exhibit C - Encumbrances

                                 LOAN AGREEMENT
                                 --------------


         This Loan Agreement (this "Agreement") is entered into at Cleveland, Ohio, by and between THE HUNTINGTON NATIONAL BANK (the "Bank"), and AIRONET WIRELESS COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as "Borrower") as of the 24th day of July, 1998.


1 THE LOAN. The Bank, subject to the terms and conditions hereof, will extend credit to the Borrower up to the aggregate principal sum of $5,000,000.00 (the "Loan").

1.1 THE REVOLVING LOAN AND BORROWING BASE. The Bank will extend a revolving credit facility to the Borrower under which the Bank shall make, subject to the terms and conditions hereof, loans and advances on a revolving basis up to the principal sum of $5,000,000.00 (the "Revolving Loan"). The principal balance of the Revolving Loan shall not exceed an amount equal to up to the sum of: (i) 80% of Eligible Accounts plus (ii) 50% of Eligible Inventory plus (iii) 100% of cash on deposit with the Bank (collectively the "Borrowing Base"). The Bank, in its reasonable discretion, reserves the right upon forty-five (45) days prior written notice to the Borrower to increase or decrease the foregoing percentages.

1.2 PENDING DEFAULTS. The Bank shall have no obligation to advance or readvance any sums pursuant to the Revolving Loan, at any time when a set of facts or circumstances exists, which, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing would constitute an Event of Default under this Agreement (a "Pending Default").

1.3 LOAN TERMINATION. Borrower shall have the right, upon five (5) days prior written notice to Bank, to terminate the Loan at any time prior to the maturity date of July 1, 2000 without the imposition of any prepayment fee or premium. The Bank shall have the right to terminate the Loan, upon at least thirty (30) days prior written notice to Borrower, if and in the event Telxon Corporation ("Telxon") is acquired or merged into an otherwise unaffiliated entity and Telxon, after such merger or consolidation, is not the surviving entity or if the voting control of such merged or consolidated entity is not, in effect, under the control of essentially the same group of shareholders and/or directors as possessed such control as to Telxon prior to such merger or consolidation.

2 ELIGIBILITY.
  -----------

2.1 ELIGIBLE ACCOUNTS. The term "Eligible Accounts" means the portion of the Borrower's accounts arising in the ordinary course of the Borrower's business from the sale of goods or services. An account shall not be deemed an "Eligible Account" if such account is subject to any lien, encumbrance, or security interest, and unless such account is evidenced by an invoice or other documentary evidence satisfactory to the Bank, is unconditionally due and payable in U.S.

dollars to the Borrower from a party (the "Account Debtor") and conforms to the warranties regarding the accounts contained in this Agreement. Without limiting the generality of the foregoing, no account shall be an Eligible Account if:

         (a) the account is due and unpaid more than 120 days from the original invoice date;

         (b) the account arises from uncompleted performance on the part of the Borrower, constitutes a progress billing or advance billing, unless such account arises from a contract which is subject to a 30 day cancellation clause, is a "bill and hold," or, if involving a sale of goods, all such goods have not been lawfully shipped and invoiced to the Account Debtor, (or if requested by the Bank, copies of all invoices, together with all shipping documents and delivery receipts evidencing such shipment have not been delivered to the Bank);

         (c) the account arises from a contract with any government or agency thereof;

         (d) the account is subject to any prior assignment, claim, lien, subrogation rights or security interest, or subject to any levy or setoff;

         (e) the account is subject to any credit, contra account, allowance, adjustment, return of goods, or discount (collectively a "Contra"), provided, however, that unless the Account Debtor has asserted a Contra, if the amount of the account exceeds the amount of the Contra, such excess shall be considered for eligibility if such excess is not otherwise excluded by this Section 2.1;

         (f) the account arises from an Affiliate, "Affiliate" shall mean any individual, partnership, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with the Borrower, or is a family member related by birth or marriage and "Control". For the purposes of this definition,"control" of such entity shall mean the power, directly or indirectly, to vote 5% or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise;

         (g) the account, when added to all other accounts of the Account Debtor with the Borrower, produces an aggregate indebtedness from the Account Debtor of more than 50% of the total of all the Borrower's Eligible Accounts;

         (h) the Account Debtor is in bankruptcy, receivership or similar proceedings or has been declared insolvent; or


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


         (i) the account is evidenced by any chattel paper, promissory note, payment instrument or written agreement or arises from a consumer.

2.2 ELIGIBLE INVENTORY. The term "Eligible Inventory" means that portion of the Borrower's inventory that the Bank determines from time to time, based on credit policies, market conditions, the Borrower's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Inventory shall not include (a) work in process,
(b)obsolete or discontinued inventory, (c) supply items, packaging, or the freight portion of raw materials, (d) inventory in the control of a third person for processing, storage, or otherwise unless the Borrower shall have obtained and delivered to the Bank, a bailee's waiver or secured party of bailee's waiver, in form satisfactory to the Bank, the original documents or other instruments evidencing such inventory, or such other agreements or other documents the Bank shall require in its sole and absolute discretion, (e) consigned inventory, (f) inventory in transit, (g) inventory associated with any contract of which the Borrower has knowledge that the same may be subject to a material adverse development, (h) inventory located outside the United States or
(i) inventory associated with any contract to the extent that progress or advance payments are received from the Account Debtor to the extent such inventory is identified to such contract. All inventory shall be valued at the lesser of cost or market.

3 TERMS AND USES OF LOAN.
  -----------------------
3.1 FEES. On the date hereof Borrower shall pay to Bank a Loan Fee equal to $12,500.00. On a quarterly basis commencing June 30, 1998 Borrower shall pay to Bank an unused commitment fee equal to 1/4 of 1% of the difference between $5,000,000.00 and the daily outstanding principal balance of the Revolving Loan during the preceding calendar quarter.

3.2 INTEREST RATES/PERFORMANCE PRICING/TERMS OF PAYMENT. The rate of interest on the outstanding principal balances and terms of repayment are set forth in the Revolving Note to be executed by Borrower the terms of which are incorporated herein by reference. The form of said Revolving Note which will evidence the Loan is attached hereto and marked EXHIBITS A.

3.3 ADVANCES. Each advance request under the Revolving Loan shall be accompanied by a written communication from Borrower to Bank which shall set forth the amount of the request.

3.4 MANDATORY PREPAYMENT OR REDUCTION. If the Borrower fails to maintain the Borrowing Base which equals or exceeds the aggregate unpaid principal balance of the Revolving Loan, then the Borrower shall immediately pay to the Bank the difference between the aggregate unpaid principal balance of the Revolving Loan and the Borrowing Base.

3.5 COLLATERAL AUDITS. The Bank shall have the right, only upon an Event of Default, to conduct collateral audits of the Borrower, and the Borrower will provide reasonable access to all of its books and records and such other information which the Bank deems necessary to evaluate the status of the Loan. In connection therewith, the Borrower will pay to the Bank reasonable fees and all out-of-pocket expenses of such auditors (collectively "Audit Fees and Costs"). Such Audit Fees and Costs shall be payable by the Borrower upon demand; provided, however, that Borrower shall not be responsible for payment of Audit Fees and Costs for more than one audit in any one calendar year; provided, further, that notwithstanding the foregoing.

3.6 USE OF PROCEEDS. The net proceeds of the Loan will be used to provide for
(i) working capital requirements of the Borrower and (ii) for any other lawful business purpose in the Borrower's business.

3.7 MATURITY OF LOAN. July 1, 2000.
    -----------------

3.8 RENEWAL OF REVOLVING LOAN COMMITMENT. The term of the Revolving Loan may be extended for 1-year periods, as determined in Bank's sole discretion provided that Borrower provides Bank with not less than 60 days' advance written notice of its request to extend the Revolving Loan upon the expiration of the original Revolving Loan or any extended term (the "Extension Notice"). Upon receipt of the Extension Notice Bank shall have 30 days to respond and Bank's failure to respond shall be deemed a determination not to renew the Revolving Note.

3.9 MAXIMUM CHARGES. In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event such a court determines that the Bank has received interest or other charges hereunder in excess of the highest rate applicable thereto, the Bank shall promptly refund such excess amount to the Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.


4 PROPERTY
  --------
4.1 PROPERTY INSURANCE. The Borrower shall have and maintain insurance at all times with respect to all of its personal property which shall be in such amounts as is normal and customary in Borrower's business.

4.2 BOOKS AND RECORDS. The Borrower shall (a) at all times keep accurate and complete records of the Eligible Accounts and Eligible Inventory in accordance with GAAP, including without limitation, complete and accurate stock records, and at all reasonable times and upon an Event of Default shall allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from such books and records and to arrange for verification of the Eligible Accounts and to examine and inspect the Eligible Inventory wherever located, and (b) upon request of the Bank, provide the Bank with copies of agreements with, purchase orders from, and invoices to, the Account Debtors, and copies of all shipping documents, delivery receipts, and such other documentation and information relating to the Eligible Accounts as the Bank may reasonably require.

4.3 PRESERVATION AND DISPOSITION OF PROPERTY. The Borrower shall (a) advise the Bank promptly, in writing and in reasonable detail, (i) of any material encumbrance or claim asserted against any of the Eligible Accounts or Eligible Inventory; (ii) of any material change in the composition of the Eligible Accounts or Eligible Inventory; and (iii) of the occurrence of any other event that would have a material adverse effect upon the aggregate value of the Eligible Accounts or Eligible Inventory; (b) not sell or otherwise dispose of the Eligible Accounts or Eligible Inventory; except for the Inventory as otherwise permitted by this Agreement; (c) keep the Eligible Accounts or Eligible Inventory in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same; (d) not use the Eligible Accounts or Eligible Inventory in violation of any statute, ordinance, regulation, rule, decree or order; and (e) except for statutory liens paid in the ordinary course of business before the imposition of late charges and penalties, not permit any taxes, assessments, charges, encumbrances, whether voluntary or involuntary, or levies to become liens or encumbrances upon the Eligible Accounts or Eligible Inventory or in respect to the income or profits therefrom.

5 CONDITIONS PRECEDENT
  --------------------

5.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. This Agreement shall become effective, and the Bank shall be obligated to make the initial advance hereunder only after the Bank shall have received each of following items in form and substance satisfactory to the Bank, unless otherwise noted:

         (a) Borrower shall provide to Bank a certified copy of its Articles of Incorporation;

         (b) Good Standing Certificate for Borrower issued by Secretary of State of Ohio;

         (c) Certified copy of Resolutions of Board of Directors of Borrower authorizing this Loan Agreement and the transactions contemplated hereunder; and

         (d) this Agreement and the Revolving Note each duly executed where appropriate and in form and substance satisfactory to the Bank; and the fulfillment of all the conditions described thereon and the delivery of such additional documentation as the Bank may reasonably request.

5.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The Bank shall not be required to make any disbursement or advance subsequent to the initial disbursement or initial advance under the Loan, unless on the applicable date that each such advance is to be made:

         (a) WARRANTIES AND REPRESENTATIONS. The warranties and representations set forth in Section 6 hereof and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time pursuant to this Agreement or any related document shall be true and correct on and as of such date with the same effect as though such warranty or representation had been made on and as of such date, except to the extent that such warranty or representation is stated to expressly relate solely to an earlier date; and

         (b) COMPLIANCE. The Borrower shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, and no Event of Default or Pending Default shall have occurred and be continuing on such date or after giving effect to the advances requested to be made.

Each request for an advance or conversion or continuation of an advance hereunder shall constitute a warranty and representation by the Borrower that each of the conditions contained in Section 5.2 (a) and (b) have been satisfied.


6 WARRANTIES AND REPRESENTATIONS. In order to induce the Bank to enter into this Agreement and to make the Loan and the other financial accommodations to the Borrower, the Borrower represents and warrants to the Bank that each of the following statements is true and correct:

6.1 CORPORATE ORGANIZATION AND AUTHORITY. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it is not registered as a foreign corporation and the failure to so register will have a material adverse effect on Borrower.

6.2 BORROWING IS LEGAL AND AUTHORIZED. (a) The Board of Directors of the Borrower has duly authorized the execution and delivery of this Agreement and of the notes and documents contemplated herein; this Agreement, the notes and other documents executed in connection with this Agreement will constitute valid and binding obligations enforceable in accordance with their respective terms; (b) the execution of this Agreement and related notes and documents and the compliance with all the provisions of this Agreement (i) are within the corporate powers of the Borrower; and (ii) are legal and except for the liens created hereby will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Borrower under the provisions of, any agreement, charter instrument, bylaw, or other instrument to which the Borrower is a party or by which it may be bound; (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is now a party or by which the Borrower may be bound with respect to the payment of principal or interest on any indebtedness, or the Borrower's ability to incur indebtedness including the notes to be executed in connection with this Agreement.

6.3 TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, which are due and payable have been paid. The Borrower does not know of any additional tax assessment against it which it has not communicated to the Bank. The accruals for taxes on the books of the Borrower for its current fiscal period are adequate.

6.4 CAPITAL STRUCTURE. EXHIBIT B attached hereto accurately represents as of the day hereof the following: (a) the classes of capital stock of the Borrower, all as authorized by the Borrower's Articles of Incorporation , (b) the number of shares of each such class of stock issued and outstanding, and (c) the registered owner or holder (legally or beneficially) thereof.

6.5 COMPLIANCE WITH LAW. The Borrower (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code and (b) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure might have a Material Adverse Effect.

6.6 FINANCIAL STATEMENTS; FULL DISCLOSURE. The unaudited financial statements for the fiscal year ending March 31, 1997, which have been supplied to the Bank, have been prepared in accordance with GAAP and fairly represent the Borrower's financial condition as of such date, and the unaudited draft financial statements for the fiscal year ending March 31, 1998, which have been supplied to the Bank, fairly represent the Borrower's financial condition as of such date subject to final issuance of such statements. No material adverse change in the Borrower's financial condition has occurred since such dates. The financial statements referred to in this paragraph do not, nor does this Agreement or any written statement furnished by the Borrower to the Bank in connection with obtaining the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. The Borrower has disclosed to the Bank in writing all facts, including, without limitation, all pending litigation, administrative proceedings, and arbitration proceedings, which materially affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

6.7 LITIGATION: ADVERSE EFFECTS. There is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) pending before or by any governmental authority or private arbitrator or, to the knowledge of the Borrower, threatened against the Borrower or any property of the Borrower (i) challenging the validity or the enforceability of any of this Agreement, or any loan document, agreement, or instrument executed in connection herewith, or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. The Borrower is not (A) in violation of any applicable requirements of law which violation shall have or is likely to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or governmental authority, in each case which shall have or is likely to have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under this Agreement or any document, agreement, guaranty, or instrument executed in connection herewith, or (c) the ability of the Bank to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

6.8 SOLVENCY. After giving effect to all indebtedness of the Borrower on the date of the initial advance hereunder (including without limitation the Loan) and such other dates as advances are requested under the Revolving Loan hereunder, the Borrower (a) is able to pay its obligations as they become due and payable; (b) has assets, the present fair saleable value of which exceeds the amount that will be required to pay its probable liability on its obligations, including, without limitation, contingent obligation, as the same become absolute and matured; (c) has sufficient property, the sum of which at a fair valuation exceeds all of its indebtedness; and (d) has sufficient capital to engage in its business.

6.9 GOVERNMENT CONSENT. Neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower as a condition to the execution and delivery of this Agreement and the notes and documents contemplated herein.

6.10 TITLE TO PROPERTIES. The Borrower (a) has good title to all the Eligible Accounts and Eligible Inventory in which it has a property interest, free from any liens and encumbrances, except as set forth on EXHIBIT C attached to this Agreement, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance except as provided herein.

6.11 NO DEFAULTS. No event has occurred and no condition exists which would constitute a Pending Default or an Event of Default pursuant to this Agreement. The Borrower is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it may be bound.

6.12 ENVIRONMENTAL PROTECTION. The Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Borrower (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined);
(b) is and has been in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Substances; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Substances; and (e) will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

         As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. section 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. section 1801, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. section 6901, ET SEQ.), the Water Quality Act of 1987, as amended (33 U.S.C. section 1251, ET SEQ.), the Clean Water Act, as amended (33 U.S.C. section 1321 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sec. 136, ET SEQ.), the National Environmental Policy Act of 1969, as amended (42 U.S.C. Sec. 4321, ET SEQ.), and the Clean Air Act, as amended (42 U.S.C. section 7401, ET SEQ.), and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of any Environmental Laws.

6.13 REGARDING THE ACCOUNTS AND INVENTORY. (a) Each of the Accounts is based on an actual bona fide, and genuine (i) sale and delivery of goods or (ii) rendering or performance of services in the ordinary course of business, the Account Debtors have accepted such goods or services and unconditionally owe and are obligated to pay the full amounts reflected in the invoices according to the terms thereof without any defense, offset or counterclaim; (b) all of the shipping and delivery receipts and other documents to be given to the Bank with respect to the Accounts are genuine; (c) to the best of the Borrower's knowledge, pursuant to its customary credit investigation in the ordinary course of business as of the date each account is created, each of the Account Debtors is solvent and able to pay such account when due, or with respect to any Account Debtors who are not solvent, the Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such accounts; (d) each of the accounts referenced on the Borrower's most recent Borrowing Base Certificate against which the Borrower has requested an advance under the Revolving Loan is an Eligible Account; and (e) all of the inventory referenced on the Borrower's most recent Borrowing Base Certificate against which the Borrower has requested an advance under the Revolving Loan is Eligible Inventory.

6.14 MARGIN LOAN. None of the transactions contemplated in the Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds of the Loan have been or will be used to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.


7 BORROWER BUSINESS COVENANTS. The Borrower covenants that on and after the date of this Agreement until terminated pursuant to the terms of this Agreement, or so long as any of the indebtedness provided for herein remains unpaid:

7.1 PAYMENT OF TAXES AND CLAIMS. The Borrower will pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien or encumbrance upon any of the Borrower's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in CLAUSE (B) above are required to be paid if being contested in good faith by the Borrower, by appropriate proceedings diligently instituted and conducted, without danger of any material risk to the Property or the Bank's interest therein, without any of the same becoming a lien upon the Property, and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made therefor.

7.2 MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Borrower shall (a) maintain its property in good condition and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain, with financially sound and reputable insurers, (i) insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities, including, without limitation, transactions and other dealings with respect to the Property; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its incorporation; (e) conduct continuously and operate actively its business; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

7.3 RESTRICTION ON FUNDAMENTAL CHANGES; CONDUCT OF BUSINESS. The Borrower shall not (a) enter into any merger or consolidation where Borrower is not the surviving entity, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the Borrower's business or property, whether now or hereafter acquired, (b) without the prior written consent of the Bank, which consent shall not be unreasonably withheld, acquire all or substantially all of the assets or business of any other company, person or entity where the value of the acquisition is equal to or greater than $2,000,000.00 or and (c) create or acquire or permit to exist any subsidiaries without the prior written consent of the Bank, which consent shall not be unreasonably withheld. The Borrower shall not engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar or related thereto.

7.4 SALE OF ASSETS. Other than in the ordinary course of business, the Borrower shall not sell, assign, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except: (a) the sale or transfer of Inventory in the ordinary course of business; or (b) the disposition of equipment outside the ordinary course of business with the prior written consent of and upon satisfaction of such conditions deemed necessary or desirable by the Bank. Notwithstanding the foregoing, the Borrower shall not sell, assign, or encumber, except to the Bank, any of its Accounts or notes receivable and further shall not permit any of its Inventory to be sold or transferred on consignment or acquire or possess any of its Inventory on consignment.

7.5 NEGATIVE PLEDGE. The Borrower will not cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Eligible Accounts or Eligible Inventory whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except: (i) liens in connection with deposits required by workers' compensation, unemployment insurance, social security and other like laws or security deposits or liens arising by operation of law or liens granted hereunder; (ii) taxes, assessments, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, PROVIDED they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of business; (iii) inchoate liens arising under ERISA to secure the contingent liability of the Borrower; and (iv) purchase money liens (including the interest of a lessor under a capitalized lease) securing Permitted Purchase Money Indebtedness, provided that such liens shall apply only to the property of the Borrower that is purchased under such Permitted Purchase Money Indebtedness or capitalized lease or the proceeds thereof. In addition, the Borrower will not grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 7.5 in favor of any other lender, creditor or third party.

7.6 INDEBTEDNESS. The Borrower will not directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except (a) the Loan; (b) secured or unsecured Purchase Money Indebtedness (including capitalized leases) incurred by the Borrower to finance the acquisition of fixed assets, if (i) such Indebtedness has a scheduled maturity and is not due on demand, (ii) such Indebtedness does not exceed in the aggregate outstanding at any time $500,000 per year, (iii) such Indebtedness does not exceed the purchase price of the items being purchased, and (iv) such Indebtedness is not secured by any property or assets other than the item or items being purchased and proceeds thereof ("Permitted Purchase Money Indebtedness"); (c) Indebtedness consisting of liabilities in respect of litigation or similar proceedings which do not exceed in the aggregate, $250,000.00. "INDEBTEDNESS," as applied to the Borrower or any other entity shall mean, at any time, (a) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of the Borrower's business payable on terms customary in the trade) which in accordance with GAAP should be classified upon the Borrower's balance sheet as liabilities, including, without limitation (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock; (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of capital leases; (b) all indebtedness, obligations or other liabilities secured by a lien on any property (except liens arising by operation of law), whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; (c) all indebtedness, obligations or other liabilities in respect of interest rate contracts and Currency Agreements, net of liabilities owed by the counterparties thereon, provided, however, that the following shall be excluded from the definition of
Indebtedness: (a) indebtedness in the ordinary course of business and substantially consistent with reasonable past practices of Borrower; (b) indebtedness in respect of taxes, assessments, governmental charges and claims for material, labor or supplies; and (c) indebtedness consisting of liabilities in respect of litigation proceedings, provided that no final judgment which has resulted in an Event of Default under Section 9.1(h) has been entered against Borrower and (d) that certain loan from Telxon Corporation to Borrower of $1,292,500.00 represented by a promissory note dated on or about July 15, 1998, (such indebtedness under (a),(b), (c) and (d) hereinafter referred to as "Excluded Indebtedness"); provided, further that in the event any such Excluded Indebtedness becomes a liability evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and accrued interest, fees and charges relating thereto, then such item of Excluded Indebtedness shall be deemed to be Indebtedness for purposes of this Agreement.

7.7 CONTINGENT OBLIGATION. The Borrower shall not directly or indirectly create or become liable with respect to any Contingent Obligation, except (a) recourse obligations resulting from the indorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations, warranties and indemnities not relating to Indebtedness, which have been or are undertaken or made in the ordinary course of the Borrower's business, and (c) Contingent Obligation with respect to surety, appeal and performance bonds obtained by the Borrower. "Contingent Obligation" means any agreement, undertaking or arrangement by which the Borrower assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other person, partnership, corporation, limited liability company or other.

7.8 INVESTMENTS. Borrower shall not directly or indirectly make or own any Investment except: (a) bonds or other obligations of the United States of America, certificates of deposit issued by commercial banks, and commercial paper rated at least A-1 or P-1 and having a maturity of not more than one year and Eurodollar Deposits under $10,000,000.00; or (b) loans or advances to employees of the Borrower, which loans and advances shall not in the aggregate exceed $425,000.00 outstanding at any time; or (c) permitted bank accounts. "Investment" means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account, contribution of capital to any other entity or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures, or other securities of any other entity made by the Borrower.

7.9 MANAGEMENT. Borrower shall not permit a change in its ownership or capital structure such that Telxon Corporation fails directly or indirectly to own legally and beneficially more than 50% of the issued and outstanding voting securities of Borrower.

7.10 COMPENSATION OF OFFICERS AND AFFILIATED PERSONS. Intentionally deleted.

7.11 ACQUISITION OF CAPITAL STOCK. Intentionally deleted.

7.12 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. The Borrower hereby indemnifies the Bank and holds the Bank harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan) of Hazardous Substances on, under or about the Premises (whether by the Borrower or any employees, agents, contractors or subcontractors of the Borrower or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses
(a), (b) and (c) including, but not limited to reasonable attorneys' fees.

         The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires title to and/or control of the Premises through foreclosure or otherwise.

7.13 MAINTENANCE OF ACCOUNTS. The Borrower shall not maintain or have any operating accounts or other accounts at any bank, depositary source or other financial institution where money is deposited or maintained, other than accounts currently maintained or acceptable to the Bank in its sole good faith discretion.

8. FINANCIAL INFORMATION AND REPORTING. The Borrower shall deliver the following to the Bank:

         (a) within 45 days after the end of each quarter, financial statements, including a balance sheet and statements of income and surplus, and statements of cash flows, certified by the president or chief financial officer of the Borrower (a "Financial Officer") as fairly representing the Borrower's financial condition as of the end of such period;

         (b) within 45 days after the end of each quarter, statements signed by a Financial Officer of the Borrower certifying the compliance of the Borrower with the terms of this Agreement;

         (c) within 45 days after the end of each quarter, a current borrowing certificate, or other writings satisfactory to the Bank based on accounts receivable of Borrower for the calculation of the Borrowing Base which sets forth the number and dollar total of accounts receivable due and payable (i) not more than 30 days from the date of the original invoice therefor, (ii) more than 30 days and not more than 60 days from the date of the original invoice therefor, (iii) more than 60 days and not more than 90 days from the date of the original invoice therefor, and (iv) more than 90 days from the date of the original invoice therefor;

          (d) within 120 days after the end of each fiscal year, audited financial statements prepared in accordance with GAAP and certified by independent public accountants reasonably satisfactory to the Bank, containing a balance sheet, statements of income and surplus, statements of cash flows and reconciliation of capital accounts, along with any management letters written by such accountants;

         (e) immediately upon becoming aware of the existence of any Pending Default, Event of Default or breach of any term or conditions of this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

         (f) at the request of the Bank, such other information as the Bank may from time to time reasonably require.

9 DEFAULT.
  -------

9.1 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder: (a) the Borrower fails to make any payment of principal, interest or any other sum due and payable under any note executed in connection with this Agreement on or before 10 days after such payment is due; (b) the Borrower fails to perform or observe any agreement, term, or covenant contained in Sections 1, 3, 4, 6, or 7 of this Agreement; (c) the Borrower fails to comply with any other provision of this Agreement, or fails to perform or observe any covenant contained in any security agreement or other agreement in favor of the Bank, and any such failure continues for more than 30 days after Borrower's receipt of written notice of such failure from Bank; (d) any warranty, representation or other statement made or deemed to be made contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect; (e) the Borrower becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by the Borrower; (g) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted against the Borrower and such proceedings are not terminated within sixty (60) days hereafter; (h) a final judgment or judgments for the payment of money aggregating in excess of $200,000.00 is or are outstanding against the Borrower, and any such judgment or judgments have not been discharged in full or stayed prior to the time a judgment lien would attach to the assets of Borrower unless such judgment is not covered by an insurance policy or other indemnification; provided, that if insurance or other form of indemnification is available such judgment shall be paid within 30 days of attachment of any such judgment lien; (i) the occurrence of any event which allows the acceleration of the maturity of any indebtedness of the Borrower to the Bank or any of the Bank's affiliates; (j) the occurrence of any event which allows the acceleration of the maturity of any material Indebtedness of the Borrower or constitutes a default or breach under any material lease or material contract to any other person, corporation or entity (other than the Bank) under any indenture, agreement or undertaking; or (k) the Bank, in its sole good faith discretion, determines that a Material Adverse Effect has occurred or that a material adverse change has occurred in the financial condition, operations or business of the Borrower.

9.2 DEFAULT REMEDIES. Upon the occurrence of an Event of Default, the Bank may immediately exercise any right, power or remedy permitted to the Bank by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal, all interest accrued, and all other charges accruing on the Loan, to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

10 MISCELLANEOUS.
   -------------

10.1 NOTICES. (a) All communications under this Agreement or under the notes executed pursuant hereto shall be in writing and shall be sent by facsimile or by a nationally recognized overnight delivery service (1) if to the Bank, at the following address, or at such other address as may have been furnished in writing to the Borrower by the Bank:

         The Huntington National Bank
         917 Euclid Avenue
         Cleveland, Ohio  44115
         Attn: Timothy M. Ward, Assistant Vice President

(2) if to the Borrower, at the following address, or at such other address as may have been furnished in writing to the Bank by the Borrower:

         Aironet Wireless Communications, Inc.
         367 Ghent Road, Suite 300
         Fairlawn, Ohio  44334-0292
         Attn: Roger J. Murphy, Jr., President and Chief Executive Officer cc: Bill J. Brodnick

         Telxon Corporation
         3330 West Market Street
         Akron, Ohio  44334
         Attn:  Harley R. Hill, Vice President

         Robert A. Goodman
         Goodman Weiss Miller LLP
         100 Erieview Plaza, 27th Floor
         Cleveland, Ohio  44114

(b) any notice so addressed and sent by telecopier shall be deemed to be given when confirmed, and any notice sent by nationally recognized overnight delivery service shall be deemed to be given the next day after the same is delivered to such carrier.

10.2 ACCESS TO ACCOUNTANTS. Intentionally deleted.

10.3 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Bank at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Bank, may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Bank may destroy any original document so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Bank in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.4 COSTS AND EXPENSES. The Borrower agrees to pay service charges, analysis fees, and all costs and expenses incidental to or in connection with this Agreement or any service provided by the Bank, the enforcement of the Bank's rights in connection therewith, any amendment or modification of this Agreement or any other loan documents, any sale or attempted sale of any interest herein to a participant or co-lender, any litigation, contest, dispute, proceeding or action in any way relating to the Property or to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, reasonable fees and out-of-pocket expenses of the Bank's counsel, recording fees, inspection fees, revenue stamps and note and mortgage taxes.

10.5 SURVIVAL, SUCCESSORS AND ASSIGNS. All warranties, representations, and covenants made by the Borrower herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Bank and shall survive the closing of the Loan regardless of any investigation made by the Bank on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Borrower. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

10.6 AMENDMENT AND WAIVER, DUPLICATE ORIGINALS. All references to this Agreement shall also include all amendments, extensions, renewals, modifications, and substitutions thereto and thereof made in writing and executed by both the Borrower and the Bank. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Borrower and the Bank; PROVIDED HOWEVER THAT nothing herein shall change the Bank's sole discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by the Bank in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.7 ACCOUNTING TREATMENT AND FISCAL YEAR. Unless Borrower provides Bank with ten (10) days prior written notice, the Borrower shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve month period ending on March 31 of each calendar year. The Borrower shall not make any material (as defined in GAAP) change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Bank.

10.8 ENFORCEABILITY AND GOVERNING LAW. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be inapplicable or ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. All of the Bank's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws rules thereof). The Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio, waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

10.9 CONFIDENTIALITY. The Bank shall hold all non-public information obtained pursuant to the requirements hereof and identified as such by the Borrower in accordance with the Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosures reasonably required by a bona fide Participant in connection with the contemplated participation, or as required or requested by any governmental authority or any representative thereof, or pursuant to any legal process (provided, however, that the Bank shall use good faith efforts to notify the Borrower of and provide a copy to Borrower of such legal process in order to provide Borrower with a reasonable opportunity to seek appropriate protection from the applicable jurisdiction with respect to any such disclosure), or to its accountants, lawyers and other advisors.

10.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.11 NO CONSEQUENTIAL DAMAGES. No claim may be made by the Borrower, any officers, directors, or agents against the Bank or its affiliates, directors, officers, employees, attorneys or agents for any punitive, damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.12 INDEMNITY. The Borrower shall indemnify the Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Bank in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Bank is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the Bank, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

11 DEFINITIONS
   -----------

11.1 UNIFORM COMMERCIAL CODE TERMS. All terms defined in the Uniform Commercial Code as adopted in the State of Ohio shall have the meanings given therein unless otherwise defined herein.

11.2 ACCOUNTING TERMS. As used in this Agreement, and any promissory notes, certificates, reports or other documents made or delivered pursuant hereto, accounting terms not defined in this Agreement shall have the respective meanings given to such terms under GAAP. "GAAP" means generally accepted accounting principles consistently applied set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect on the date hereof.

11.3 OTHER DEFINITIONAL PROVISIONS.
     -----------------------------

         (a) The words "hereof," "herein," and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (b) Whenever required by the context of this Agreement, the promissory notes or other loan documents executed in connection herewith, the singular shall include the plural, and vice versa and the masculine and feminine genders shall include the neuter gender and vice versa.

11.4 INDEX OF DEFINITIONS.

         "Account Debtor" is defined in Section 2.1.

         "Affiliate" is defined in Section 2.1(f)

         "Agreement" is defined in the preamble.

         "Bank" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Borrowing Base" is defined in Section 1.1.

         "Contingent Obligations" is defined in Section 7.7.

         "Contra" is defined in Section 2.1.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Eligible Accounts" is defined in Section 2.1.

         "Environmental Laws" is defined in Section 6.12.

         "Event of Default" is defined in Section 9.1.

         "Financial Officer" is defined in Section 8.

         "GAAP" is defined in Section 11.2.

         "Hazardous Substances" is defined in Section 6.12.

         "Investments" is defined in Section 7.8.

         "Loan" is defined in Section 1.

         "Material Adverse Effect" is defined in Section 6.7.

         "Pending Default" is defined in Section 1.2.

         "Permitted Purchase Money Indebtedness" is defined in Section 7.6.

         "Premises" is defined in Section 6.12.

         "Revolving Loan" is defined in Section 1.1.

         Each of the parties has signed this Agreement as of the date set forth in the preamble above.

                                   The Huntington National Bank


                                   By: /s/ Timothy M. Ward, V.P.
                                      ------------------------------------------
                                       Timothy M. Ward, Assistant Vice President


                                   Aironet Wireless Communications, Inc.

                                   By: /s/ Roger Murphy
                                      ------------------------------------------
                                   Name: Roger Murphy
                                        ----------------------------------------
                                   Title: President & CEO
                                         ---------------------------------------

                                   EXHIBIT A

                                 REVOLVING NOTE

$5,000.000.00                               Cleveland, Ohio ______________, 1998


         FOR VALUE RECEIVED, the undersigned Aironet Wireless Communications, Inc., a Delaware corporation, promises to pay to the order of The Huntington National Bank (hereinafter called the "Bank", which term shall include any holder hereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the sum of Five Million and No/100 Dollars ($5,000,000.00), or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid (hereinafter called the "Principal Sum") together with interest as hereinafter provided, and payable at the times and in the manner hereinafter set forth. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced, in partial amounts, during the term of this Note and prior to maturity, provided that no partial advance of the Principal Sum shall be made hereon which would result in the unpaid Principal Sum to exceed in the aggregate $5,000,000.00. Each such advance shall be made to the undersigned upon receipt by the Bank of the undersigned's application therefor and disbursement instructions, which shall be in such form as the Bank shall from time to time prescribe. The Bank shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the undersigned's authorized agent. The undersigned agrees that all advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank and that all advances made by the Bank as Prime Commercial Rate Advances, or LIBOR Advances (and the applicable interest rate(s) and maturity(ies)) and all payments by the undersigned on such advances may also be evidenced by entries made by the Bank on the Grid(s) attached hereto; provided, however, that the Bank's failure to make such entries on the Grid(s) with respect to any advance or payment shall not limit or otherwise affect the obligation of the undersigned to repay the advances and accrued interest. The undersigned further agrees that the sum or sums shown on the most recent printout from the Bank's electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum, the amount of any accrued interest, any and all payments, and the applicable interest rate(s) and maturity(ies) thereof. Each request for an advance shall constitute a warranty and representation by the undersigned that no Event of Default hereunder or under the related Loan Agreement has occurred and is continuing and that no event or circumstance which would constitute such an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

         This Note is executed and the advances contemplated hereunder are to be made pursuant to the Loan Agreement by and between the undersigned and the Bank dated as of the date hereof, as amended from time to time (the "Loan Agreement") under which the Bank has indicated its willingness to extend credit from time to time to the undersigned but is not obligated to do so.

Terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Loan Agreement.

INTEREST
--------

         The undersigned, at its option, may request a Prime Commercial Rate Advance, or a LIBOR Advance under this Note. For the purposes of this Note the following terms and conditions shall apply to the respective advances requested by the undersigned.

PRIME COMMERCIAL RATE ADVANCES
------------------------------

         Each request for a Prime Commercial Rate Advance shall be in any available amount requested by the undersigned. Interest will accrue on the unpaid balance of the Principal Sum of the advance until paid at a variable rate of interest per annum, which shall change in the manner set forth below, based on the applicable Prime Commercial Rate. All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid.

         As used herein, Prime Commercial Rate shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate. Subject to any maximum interest rate limitations specified by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate effective as of the opening of business on the day of the change.

MANNER OF PAYMENT
-----------------

         The Principal Sum advanced as Prime Commercial Rate Advances shall be payable July 1, 2000. Accrued interest shall be due and payable monthly beginning on the first day of the month following initial disbursement of a Prime Commercial Advance, and at maturity, whether by demand, acceleration, or otherwise. There shall be no penalty for prepayment and the amount of any payment shall first be applied to the payment of accrued interest which is due.

LIBOR ADVANCES
--------------

         Each request for a LIBOR Advance, with the exception for the daily LIBOR Advances, shall be in an amount of $100,000.00 and additional increments of $100,000.00. Whenever the undersigned makes a request for a LIBOR Advance the Bank shall quote the rate available based upon LIBOR and if not accepted immediately the quoted rate shall expire. The Principal Sum advances as a LIBOR Advance shall be for daily, 30, 60, 90 or 180 days as designated by the undersigned and interest will accrue on the unpaid balance of such advance at a rate of interest per annum equal to 2.00 percentage points in excess of the quoted LIBOR for the period of time requested by the undersigned. All interest shall be calculated on the basis of a 360 day year for the actual number of days the LIBOR Advance remains unpaid.

         As used herein, London Interbank Offered Rate ("LIBOR") shall mean, in respect to any period referred to above, the rate of interest the Bank may quote to the undersigned, from time to time and subject to change without notice, determined on the basis of the Offered Rate for deposits in U.S. Dollars in an amount comparable to the partial advance of the Principal Sum for a period equal to the applicable maturity of said advance which appears on the Reuter Screen LIBO Page as of 8:00 A.M., Columbus, Ohio time on the date that is two (2) banking days of the Bank preceding the first day of the applicable borrowing period requested by the undersigned except for the daily LIBOR which is the 30 day spot LIBOR Rate applicable for each day that the daily LIBOR Advance is outstanding.

         If two (2) or more Offered Rates appear on the Reuter Screen LIBO Page, the Offered Rate will be averaged (rounded upward if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) to determine the quoted rate. As used herein, Reuter Screen LIBO Page means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on the service for the purpose of displaying London Interbank Offered Rates of major banks).

         Rates quoted by the Bank for LIBOR Advances shall mean the per annum rate that is equal to the sum of LIBOR plus the rate representing the cost, if any, of maintaining reserves against "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System. This provision is for the benefit of the Bank and is not intended to increase the expected yield to the Bank above the rate of interest provided for herein.

MANNER OF PAYMENT
-----------------

         Each Principal Sum LIBOR Advance and accrued interest shall be due and payable on the last day of the measurement period elected by the undersigned for the advance and at maturity, provided, that interest for LIBOR Advances of 180 days shall be due and payable on each three (3) month period during such Advance and accrued interest on each daily LIBOR Advance shall be due and payable monthly. The undersigned shall not be permitted to make any voluntary prepayment during any measurement period. The term of each successive measurement period applicable to a requested LIBOR Advance shall commence on the last day of the next preceding measurement period. Whenever the measurement period would otherwise end on any day that is not a general banking day the last day of the measurement period shall automatically extend to the next Bank business day unless such extended banking day would fall in another calendar month in which case such maturity date shall be the next preceding banking day of the Bank. If a LIBOR Advance is not paid on the last day of the measurement period or a successive measurement period requested for the unpaid LIBOR Advance, and accrued interest paid, the unpaid LIBOR Advance shall be converted to a Prime Commercial Rate Advance.

         The undersigned shall not have the option of electing a measurement period for a LIBOR Advance which would end after July 1, 2000.

PREPAYMENT OF LIBOR ADVANCE
---------------------------

Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of this Note then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Bank notice of prepayment of any Prime Commercial Rate Advances by not later than 11:00 a.m. Cleveland time on the Cleveland banking day such prepayment is to be made and written notice of the prepayment of any LIBOR Advances not later than 1:00 p.m. Cleveland time two (2) Cleveland banking days before the Cleveland banking day on which such prepayment is to be made. Prepayments of Prime Commercial Rate Advances shall be without any premium or penalty. In any case of prepayment of any LIBOR Advances, Borrower agrees that if LIBOR as determined as of 11:00 a.m. Cleveland time, two
(2) Cleveland banking days prior to the date of prepayment of any LIBOR Advances (hereinafter "Prepayment LIBOR") shall be lower than the last LIBOR previously determined for those LIBOR Advances with respect to which prepayment is intended to be made (hereinafter "Last LIBOR"), then Borrower shall, upon written notice by Bank, promptly pay to Bank in immediately available funds, a prepayment penalty equal to the product of (a) a rate (the "Prepayment Penalty Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR times (b) all or such part of the principal amounts of the Notes as relates to the LIBOR Advances to be prepaid, times (c) the number of days in the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Advances, which are to be prepaid, were made divided by 360. In addition, Borrower shall immediately pay directly to Bank, the amount claimed as additional costs or expenses (including without limitation, cost of telex, wires or cables) incurred in connection with the prepayment, upon Borrower's receipt of a written statement from Bank. Each prepayment of a LIBOR Advance shall be in the aggregate principal sum of not less than One Hundred Thousand Dollars ($100,000.00). In the event Borrower cancels a proposed LIBOR Advance subsequent to the delivery to Bank of the notice of the proposed date, aggregate amount and initial Interest Period of such Loan, but prior to the draw down of funds thereunder, such cancellation shall be treated as a prepayment subject to the aforementioned prepayment penalty. The foregoing paragraph does not apply to daily LIBOR Advances.

SPECIAL LIBOR ADVANCE PROVISION
-------------------------------

         If it becomes illegal for the Bank to charge and accrue interest on the Principal Sum based on LIBOR as a result of change after the date of this Note in any applicable law, governmental regulation, guideline or order, or the interpretation of any thereof, by any authority charged with the administration thereof, then upon notice thereof by the Bank to the undersigned, the undersigned (a) may not request or cause the Principal Sum to accrue interest at a rate based on LIBOR for so long as accruing interest at a rate based on LIBOR remains illegal, and (b) shall select another interest rate for the Principal Sum and pay to the Bank upon written request such amount or amounts as in the reasonable judgment of the Bank, calculated in good faith without manifest error by the Bank will compensate the Bank for any loss, premium or penalty incurred by the Bank because of such change in the interest rate.

         If the effect of any change occurring after the date of this Note in any applicable law, governmental regulation, guideline or order, or the interpretation or application of any thereof, by any authority charged with the administration thereof, is to increase the actual costs of the Bank for accruing interest on the Principal Sum at a rate based on LIBOR, such as, but not limited to, any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account, or loans by, or any other acquisition of funds for loans by, the Bank, or to reduce the amount of any payment of principal or of interest received by the Bank, (including any reduction for withholding taxes), the undersigned will, after demand by the Bank, pay to the Bank such additional amounts as will compensate the Bank for such additional costs or reduction, such payments to be made on the next day when interest is payable to the Bank. If subsequent to any such increase in costs or such reduction the applicability of such change or such underlying law, governmental regulation, guideline or order or the interpretation of any thereof is repealed, annulled, withdrawn, reinterpreted, amended or otherwise modified so as to eliminate or reduce such increase in costs or such reduction, then, effective as of the time of such elimination of an increased cost or reduction is actually effective, the benefits thereof (but only to the extent that the same are actually received by the Bank) shall accrue to the undersigned and it shall be paid over or credited to the undersigned to the extent of such additional payments for which the undersigned has not been previously been reimbursed or received credit. The undersigned shall have the option, upon being notified by the Bank of any amount payable to the Bank under this paragraph to change the interest rate on the Principal Sum with payment to the Bank upon written request of such amount or amounts as in the reasonable judgment of the Bank, calculated in good faith, without manifest error by the Bank, will compensate it for loss, premium or penalty incurred by the Bank because of such change in interest rate.

               PROVISIONS APPLICABLE TO ALL ADVANCES ON THIS NOTE
               --------------------------------------------------

LATE CHARGE
-----------

         Any installment or other payment not made within 10 days of the date such installment or payment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

EVENTS OF DEFAULT
-----------------

         Upon the occurrence and continuance of any of the following events:

         (1) if the undersigned fails to make any payment of the Principal Sum of or interest on this Note when due and payable and such payment is not made within ten (10) days after the same is due; or

         (2) any other event occurs which constitutes an Event of Default under the Loan Agreement; then the Bank may, at its option, without notice, terminate the right to borrow on this Note and/or declare the indebtedness on this Note immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the indebtedness evidenced hereby, the undersigned agrees to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.

GENERAL PROVISIONS
------------------

         The undersigned hereby waives presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit on this Note, and consents that, without discharging the undersigned, the time of payment may be extended an unlimited number of times before or after maturity without notice.

         The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof.

         The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WARRANT OF ATTORNEY
-------------------

         The undersigned authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The foregoing warrant of attorney shall survive any judgment and should any judgement be vacated for any reason, the warrant of attorney nevertheless may thereafter be used to obtain an additional judgment or judgments against the undersigned.

         This Note was executed in Cuyahoga County, Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY
--------------------------------

THE UNDERSIGNED ACKNOWLEDGES THAT AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES MAKES ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO THE LOAN AGREEMENT OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                               Aironet Wireless Communications, Inc., a Delaware corporation


                               By:______________________________________________

                               Its:_____________________________________________

                                      GRID

Date of           Advance ("A")
Advance           or                                 Interest           Maturity
Payment           Payment ("P")             Amount   Rate               Date
--------------------------------------------------------------------------------

As of July 24, 1998

                     AIRONET WIRELESS COMMUNICATIONS, INC.
                           SUMMARY OF SHARE HOLDINGS

Total shares issued and outstanding                                    9,539,126

                                                      CURRENT            % OF TOTAL
     SHAREHOLDER                                  SHARE HOLDINGS       OUTSTANDING SHARES
     -----------                                  --------------       ------------------
Telantis Venture Partners IV, Inc.                     808,500               8.4757%

Teixon Corporation                                   7,276,500              76.2806%

Roger J. Murphy                                        200,000               2.0966%

D. Michael Grimes                                       60,000                .6290%

Thomas G. Snow                                          10,000                .1048%

Axiom Venture Partners II Limited Partnership          857,142               8.9855%

W, A & H Investments LLC                               142,857               1.4976%

McDonald & Company Securities, Inc.
         c/fbo Frank B. Carr                            28,571                .2995%

Clarion Capital Corporation                             57,143                .5990%

Telantis Venture Partners V, Inc.                       98,413               1.0317%

                                  EXHIBIT B

                                   EXHIBIT C


None